ADMINISTRATIVE SERVICES AGREEMENT

         This Administrative Services Agreement is made as of this 3rd day of January, 2000 between Evergreen Equity Trust, a Delaware business trust (herein called the "Trust"), and Evergreen Investment Services, Inc., a Delaware corporation (herein called "EIS").

                              W I T N E S S E T H:

         WHEREAS, Trust is a Delaware business trust consisting of one or more series which operates as an open-end management investment company and is so registered under the Investment Company Act of 1940; and

         WHEREAS, the Trust desires to retain EIS as its Administrator to provide it with administrative services and EIS is willing to render such services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

1. APPOINTMENT OF ADMINISTRATOR. The Trust hereby appoints EIS as Administrator of the Trust and each of its series listed on SCHEDULE A attached hereto on the terms and conditions set forth in this Agreement; and EIS hereby accepts such appointment and agrees to perform the services and duties set forth in Section 2 of this Agreement in consideration of the compensation provided for in Section 4 hereof.

2. SERVICES AND DUTIES. As Administrator, and subject to the supervision and control of the Trustees of the Trust, EIS will hereafter provide facilities, equipment and personnel to carry out the following administrative services for operation of the business and affairs of the Trust and each of its series:

         (a) Prepare, file and maintain the Trust's governing documents, including the Declaration of Trust (which has previously been prepared and filed), the By laws, minutes of meetings of Trustees and shareholders, and proxy statements for meetings of shareholders;

         (b) Prepare and file with the Securities and Exchange Commission and the appropriate state securities authorities the registration statements for the Trust and the Trust's shares and all amendments thereto, reports to regulatory authorities and shareholders, prospectuses, proxy statements, and such other documents as may be necessary or convenient to enable the Trust to make a continuous offering of its shares;

         (c) Prepare, negotiate and administer contracts on behalf of the Trust with, among others, the Trust's distributor, and custodian and transfer agent;

         (d) Supervise the Trust's fund accounting agent in the maintenance of the Trust's general ledger and in the preparation of the Trust's financial statements, including oversight of expense accruals and payments and the determination of the net asset value of the Trust's assets and of the Trust's shares, and of the declaration and payment of dividends and other distributions to shareholders;

         (e) Calculate performance data of the Trust for dissemination to information services covering the investment company industry;

         (f)  Prepare and file the Trust's tax returns;

         (g) Examine and review the operations of the Trust's custodian and transfer agent;

         (h) Coordinate the layout and printing of publicly disseminated prospectuses and reports;

         (i)  Prepare various shareholder reports;

         (j) Assist with the design, development and operation of new series of the Trust;

         (k)  Coordinate shareholder meetings;

         (l)  Provide general compliance services; and

         (m) Advise the Trust and its Trustees on matters concerning the Trust and its affairs.

         The foregoing, along with any additional services that EIS shall agree in writing to perform for the Trust hereunder, shall hereafter be referred to as "Administrative Services." Administrative Services shall not include any duties, functions, or services to be performed for the Trust by the Trust's investment adviser, distributor, custodian or transfer agent pursuant to their agreements with the Trust.

3. EXPENSES. EIS shall be responsible for expenses incurred in providing office space, equipment and personnel as may be necessary or convenient to provide the Administrative Services to the Trust. The Trust shall be responsible for all other expenses incurred by EIS on behalf of the Trust, including without limitation postage and courier expenses, printing expenses, registration fees, filing fees, fees of outside counsel and independent auditors, insurance premiums, fees payable to Trustees who are not EIS employees, and trade association dues.

4. COMPENSATION. As compensation for the Administrative Services provided to the Trust with respect to each series, the Trust hereby agrees to pay and EIS hereby agrees to accept as full compensation for its services rendered hereunder an administrative fee, calculated daily and payable monthly, at an annual rate determined in accordance with Schedule B attached hereto.

5. RESPONSIBILITY OF ADMINISTRATOR. EIS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. EIS shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Any person, even though also an officer, director, partner, employee or agent of EIS, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with the duties of EIS hereunder) to be rendering such services to or acting solely for the Trust and not as an officer, director, partner, employee or agent or one under the control or direction of EIS even though paid by EIS.

6.  DURATION AND TERMINATION.

         (a) This Agreement shall be in effect until December 31, 2000, and shall continue in effect from year to year thereafter, provided it is approved, at least annually, by a vote of a majority of Trustees of the Trust including a majority of the disinterested Trustees.

         (b) This Agreement may be terminated at any time, without payment of any penalty, on sixty (60) day's prior written notice by a vote of a majority of the Trust's Trustees or by EIS.

 7. AMENDMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

8. NOTICES. Notices of any kind to be given to the Trust hereunder by EIS shall be in writing and shall be duly given if delivered to the Trust at: 200 Berkeley Street, Boston, MA 02116, Attention: Secretary. Notices of any kind to be given to EIS hereunder by the Trust shall be in writing and shall be duly given if delivered to EIS at 200 Berkeley Street, Boston, Massachusetts 02116. Attention:
Chief Administrative Officer.

9. LIMITATION OF LIABILITY. EIS is hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust and agrees that the obligations pursuant to this Agreement of a particular series and of the Trust with respect to that particular series be limited solely to the assets of that particular series, and EIS shall not seek satisfaction of any such obligation from the assets of any other series, the shareholders of any series, the Trustees, officers, employees or agents of the Trust, or any of them.

10. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section 5 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law; provided, however, that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940 or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

        IN WITNESS WHEREOF, the parties hereto have caused this Administrative Services Agreement to be executed by their officers designated below as of the day and year first above written.

EVERGREEN EQUITY TRUST


By: /s/ Michael H. Koonce
       Name: Michael H. Koonce
       Title: Secretary



EVERGREEN INVESTMENT SERVICES, INC.


By: /s/ Ann Marie Becker
       Name:
       Title:

                                   SCHEDULE A
                             (As of January 3,2000)


                             EVERGREEN EQUITY TRUST

                              Domestic Growth Funds
                        Evergreen Aggressive Growth Fund
                          Evergreen Capital Growth Fund
                              Evergreen Growth Fund
                                 Evergreen Fund
                              Evergreen Omega Fund
                       Evergreen Small Company Growth Fund
                         Evergreen Strategic Growth Fund
                          Evergreen Stock Selector Fund
                       Evergreen Tax Strategic Equity Fund
                             Evergreen Masters Fund

                                 Balanced Funds
                         Evergreen Capital Balanced Fund
                    Evergreen Capital Income and Growth Fund
                            Evergreen Foundation Fund
                     Evergreen Tax Strategic Foundation Fund
                             Evergreen Balanced Fund

                             Growth and Income Funds
                        Evergreen America's Utility Fund
                          Evergreen Equity Income Fund
                        Evergreen Growth and Income Fund
                        Evergreen Income and Growth Fund
                         Evergreen Small Cap Value Fund
                              Evergreen Value Fund
                             Evergreen Utility Fund
                            Evergreen Blue Chip Fund
                            Evergreen Healthcare Fund
                            Evergreen Technology Fund

                                   SCHEDULE B
                             (As of January 3, 2000)

                             EVERGREEN EQUITY TRUST

----------------------------------------- -----------------------------
FUND                                      ADMINISTRATIVE SERVICES FEE
----------------------------------------- -----------------------------
----------------------------------------- -----------------------------
Domestic Growth Funds
----------------------------------------- -----------------------------
----------------------------------------- -----------------------------
Evergreen Aggressive Growth Fund          0.10%
----------------------------------------- -----------------------------
----------------------------------------- -----------------------------
Evergreen Capital Growth Fund             0.15%
----------------------------------------- -----------------------------
----------------------------------------- -----------------------------
Evergreen Growth Fund                     0.15%
----------------------------------------- -----------------------------
----------------------------------------- -----------------------------
Evergreen Fund                            0.10%
----------------------------------------- -----------------------------
----------------------------------------- -----------------------------
Evergreen Omega Fund                      0.10%
----------------------------------------- -----------------------------
----------------------------------------- -----------------------------
Evergreen Small Company Growth Fund       0.10%
----------------------------------------- -----------------------------
----------------------------------------- -----------------------------
Evergreen Strategic Growth Fund           0.10%
----------------------------------------- -----------------------------
----------------------------------------- -----------------------------
Evergreen Stock Selector Fund             0.10%
----------------------------------------- -----------------------------
----------------------------------------- -----------------------------
Evergreen Tax Strategic Equity Fund       0.10%
----------------------------------------- -----------------------------
Evergreen Masters Fund                    0.10%
----------------------------------------- -----------------------------

----------------------------------------- -----------------------------
Balanced Funds
----------------------------------------- -----------------------------
----------------------------------------- -----------------------------
Evergreen Capital Income and Growth Fund  0.15%
----------------------------------------- -----------------------------
----------------------------------------- -----------------------------
Evergreen Capital Balanced Fund           0.15%
----------------------------------------- -----------------------------
----------------------------------------- -----------------------------
Evergreen Foundation Fund                 0.10%
----------------------------------------- -----------------------------
----------------------------------------- -----------------------------
Evergreen Tax Strategic Foundation Fund   0.10%
----------------------------------------- -----------------------------
Evergreen Balanced Fund                   0.10%
----------------------------------------- -----------------------------

----------------------------------------- -----------------------------
Growth and Income Funds
----------------------------------------- -----------------------------
----------------------------------------- -----------------------------
Evergreen America's Utility Fund          0.39%*
----------------------------------------- -----------------------------
----------------------------------------- -----------------------------
Evergreen Equity Income Fund              0.10%
----------------------------------------- -----------------------------
----------------------------------------- -----------------------------
Evergreen Growth and Income Fund          0.10%
----------------------------------------- -----------------------------
----------------------------------------- -----------------------------
Evergreen Income and Growth Fund          0.10%
----------------------------------------- -----------------------------
----------------------------------------- -----------------------------
Evergreen Small Cap Value Fund            0.10%
----------------------------------------- -----------------------------
----------------------------------------- -----------------------------
Evergreen Value Fund                      0.10%
----------------------------------------- -----------------------------
----------------------------------------- -----------------------------
Evergreen Utility Fund                    0.10%
----------------------------------------- -----------------------------
----------------------------------------- -----------------------------
Evergreen Blue Chip Fund                  0.10%
----------------------------------------- -----------------------------
----------------------------------------- -----------------------------
Evergreen Healthcare Fund                 0.10%
----------------------------------------- -----------------------------
----------------------------------------- -----------------------------
Evergreen Technology Fund                 0.10%
----------------------------------------- -----------------------------

*The aggregate of Management Fees and Administrative Services Fees may not exceed 0.65% of net assets per annum. Per budget, administrative expenses are currently 0.39%.